EXHIBIT 99.2

American River Bankshares Announces its 2019 Annual Meeting Results

SACRAMENTO, Calif., May 17, 2019 (GLOBE NEWSWIRE) -- The Board of Directors of American River Bankshares (NASDAQ – GS: AMRB), announced the election of all nine Director nominees at its Annual Meeting held Thursday, May 16th in Rancho Cordova, California.

Shareholders elected Nicolas C. Anderson, Kimberly A. Box, Charles D. Fite, Jeffery Owensby, William A. Robotham, David E. Ritchie, Jr., Stephen H. Waks, Philip A. Wright, Michael A. Ziegler as Directors, each of whose current term expired at the 2019 Annual Meeting and their new term will expire in 2020.

The shareholders also approved the advisory vote concerning named executive officer compensation. In addition, the selection of Crowe LLP as independent registered public accountants for American River Bankshares was ratified by a majority of votes cast.

In his annual address to shareholders, David E. Ritchie, Jr., President and CEO of American River Bankshares, reviewed the Company’s performance in 2018 and vision for the coming year.

“We are very pleased with American River Bank’s progress in 2018,” said Ritchie. “Moving forward, the Bank remains well positioned for growth.”

To view the American River Bankshares 2018 Annual Report and Proxy Statement, visit www.envisionreports.com/AMRB.

About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to complement a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Investor Contact:
Mitchell A. Derenzo
Executive Vice President & Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Jennifer Held
Vice President, Marketing Director
American River Bankshares
916-231-6717